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                                                                     EXHIBIT 5.1



             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]


                               December 1, 1998





Clark/Bardes Holdings, Inc.
2121 San Jacinto Street, Suite 2200
Dallas, Texas 75201-7906

Dear Gentlemen:

         We have acted as counsel to Clark/Bardes Holdings, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration of 2,300,000 shares (the "Shares") of the Company's common stock, $.01 par value, and 2,300,000 Series A Junior Participating Preferred Stock Purchase Rights (the "Rights"), as described in a registration statement on Form S-8 (the "Registration Statement") relating to the Shares and the Rights to be issued under the Company's 1998 Stock Option Plan, 1998 Non-Employee Director Stock Option Plan and Employee Stock Purchase Plan (collectively, the "Plans") which Registration Statement is to be filed with the Securities and Exchange Commission.

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

         A.    The Shares have been duly and validly authorized by the Company.

         B. The Shares, when issued and delivered in accordance with any of the Plans, will be validly issued, fully paid and non-assessable.






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Clark/Bardes Holdings, Inc.
December 1, 1998
Page 2


         C.    The Rights have been duly and validly authorized by the Company.

         D. The Rights to be issued in connection with the Shares to be issued and delivered pursuant to any of the Plans will, when issued, be validly issued.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference therein to this firm under the caption "Interests of Named Experts and Counsel."

                                   Sincerely,


                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.